QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.(n)(3)

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Bain Capital Specialty Finance, Inc., a corporation duly organized and validly existing under the laws of the state of Delaware (the "Company"), does hereby constitute and appoint Michael A. Ewald, Sally F. Dornaus, James Goldman, Michael J. Boyle and Michael Treisman, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents for him and on his behalf and in his name, place and stead, in all cases with full power of substitution and re-substitution, in any hand and all capacities, to sign, execute and affix his seal to and file with the U.S. Securities and Exchange Commission (the "SEC") (or any other governmental or regulatory authority) a registration statement on Form N-2 (the "Registration Statement"), and any and all other appropriate forms, amendments, supplements, exhibits and other documents required to be filed in connection therewith; and does hereby grant to said attorneys-in-fact full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same, as fully and to all intents and purposes as each might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

        This power of attorney succeeds and revokes all previous powers of attorney filed by the Company with the SEC (or any other governmental or regulatory authority) with respect to the Registration Statement and offerings made pursuant thereto and any and all amendments, supplements, and other documents filed with respect thereto.

        IN WITNESS WHEREOF, each of the undersigned directors has hereunto set his hand and seal, as of this 25 day of March 2020.

Signature	Title

/s/ JEFFREY B. HAWKINS Jeffrey B. Hawkins	Chairman of the Board
/s/ MICHAEL A. EWALD Michael A. Ewald	Director and Chief Executive Officer
/s/ AMY BUTTE Amy Butte	Director
/s/ DAVID G. FUBINI David G. Fubini	Director
/s/ THOMAS A. HOUGH Thomas A. Hough	Director
/s/ JAY MARGOLIS Jay Margolis	Director

Signature	Title

/s/ CLARE S. RICHER Clare S. Richer	Director
/s/ SALLY F. DORNAUS Sally F. Dornaus	Chief Financial Officer

QuickLinks

  Exhibit 99.(n)(3)
POWER OF ATTORNEY